UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Byline Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2020 Notice of
Annual Meeting
and Proxy Statement

Roberto R. Herencia Chairman of the Board Alberto J. Paracchini President and Chief Executive Officer	April 29, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Byline Bancorp, Inc. The Annual Meeting will be held on June 9, 2020 at 8:30 a.m. Central Standard Time, at our offices located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. If you plan to attend in person, please RSVP by sending an email to acasanueva@bylinebank.com.

The attached Notice of Meeting and Proxy Statement describe the formal business to be conducted at the Annual Meeting. Members of our Board of Directors and executive officers will be present in person or by telephone at the Annual Meeting to respond to any questions that our stockholders may have.

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted at www.bylinebancorp.com. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure that your shares are represented and voted at the meeting.

Our Board of Directors has determined that the proposals to be considered at the Annual Meeting as described in the attached Notice of Meeting and Proxy Statement are in the best interests of Byline Bancorp and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each proposal to be considered.

On behalf of the Board of Directors and the officers and employees of Byline Bancorp, we would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,

Roberto R. Herencia Chairman of the Board	Alberto J. Paracchini President and Chief Executive Officer

Notice of Annual Meeting of Stockholders of Byline Bancorp, Inc.

Date and Time
June 9, 2020, at 8:30 a.m. CDT

Place
180 North LaSalle Street
Suite 300, Chicago, Illinois 60601

Record Date
April 23, 2020

Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. If there is an insufficient number of shares represented for a quorum, the meeting may be adjourned to permit further solicitation of proxies by the Company.

Items of Business

To elect the nine director nominees named in the accompanying proxy statement to the Board of Directors of the Company, each to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and
To consider such other business that may properly come before the Annual Meeting, or any adjournment thereof, by or at the direction of the Board of Directors.

Every Vote is Important

Internet Visit the website noted on your proxy card to vote online.	Telephone Use the toll-free telephone number on your proxy card to vote by telephone.	Vote by Mail Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's main office located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601, the day of the Annual Meeting and for a period of ten days prior to the meeting.

We are taking advantage of the Securities and Exchange Commission's rules that allow companies to furnish proxy materials to stockholders via the Internet. We sent a Notice of Internet Availability of Proxy Materials to holders of our common stock as of the record date on or about April 29, 2020. The Notice describes how you can access our proxy materials, including this proxy statement, beginning on April 29, 2020.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY WITH VOTING INSTRUCTIONS. YOU MAY VOTE BY TELEPHONE, VIA THE INTERNET OR BY MAIL.

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted at www.bylinebancorp.com. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
By
Chicago, Illinois April 29, 2020	Roberto Herencia Chairman of the Board

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020

The enclosed proxy is solicited on behalf of the board of directors (the "Board of Directors" or the "Board") of Byline Bancorp, Inc., a Delaware corporation (the "Company"), which is a registered bank holding company that owns and operates Byline Bank (the "Bank"), for use at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 9, 2020 at 8:30 a.m. Central Standard Time at the Company's offices located at 180 North LaSalle Street, Suite 300, Chicago, Illinois. This proxy statement (this "Proxy Statement"), together with the Notice of Annual Meeting and proxy card, is first being made available to stockholders on or about April 29, 2020.

Unless we state otherwise or the context otherwise requires, references in this Proxy Statement to "Byline," "we," "our," "us," "ourselves," "the company" and "the Company" refer to Byline Bancorp, Inc., a Delaware corporation, and its consolidated subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 9, 2020

Pursuant to rules of the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2019 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

Stockholders who receive a Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

YOUR VOTE IS IMPORTANT

Please vote via the Internet or telephone.

Internet: www.voteproxy.com
 Phone: In the U.S., call toll-free 1-800-PROXIES (1-800-776-9437), or
Outside the U.S., call 1-718-921-8500 and follow the instructions

If you are voting by mailing your proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope which we have provided.

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments have imposed. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted at www.bylinebancorp.com. If you are planning to attend the meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

About the Meeting

What is the date, time and place of the Annual Meeting?

Our 2020 Annual Meeting of Stockholders will be held on Tuesday, June 9, 2020, beginning at 8:30 a.m., Central Standard Time, at the Company's offices located at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, consisting of:

  (1)
  the election of the nine director nominees named in this Proxy Statement to the Board of Directors, each to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

  (2)
  the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  (3)
  the consideration of such other matters as may properly come before the meeting.

Why did I receive a notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Pursuant to rules of the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. The Notice provides stockholders with instructions on how to access and review this Proxy Statement and our 2019 Annual Report online, as well as vote online. We, like many public companies, have determined that providing proxy materials electronically significantly reduces our printing and mailing costs associated with the distribution of printed copies of our proxy materials to our stockholders.

Stockholders who receive a Notice will not receive a printed copy of the proxy materials by mail unless you request one. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request printed copies may be found within the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Who is entitled to vote at the Annual Meeting?

Only our stockholders of record at the close of business on April 23, 2020, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 38,501,507 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our offices at 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval. Stockholders do not have cumulative voting rights.

2    Byline Bancorp, Inc.  2020 Proxy Statement

About the Meeting

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee) and plan to attend the Annual Meeting, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to vote your shares at the meeting. If you plan to attend in person, please also RSVP by sending an email to acasanueva@bylinebank.com indicating your intention to attend the Annual Meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 38,501,507 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

The votes required to approve the matters to be presented at the Annual Meeting as listed in the Notice of the Annual Meeting are as follows:

•
For purposes of electing directors at the Annual Meeting, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the director nominees receiving the most votes of the holders of our common stock will be elected as directors.

•
For all other matters, including the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, approval requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

For purposes of Proposal 2, proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. Pursuant to our By-laws, broker non-votes will not be counted as shares entitled to vote at the meeting, but votes cast "for" or "against" and abstentions with respect to all matters will be counted as shares entitled to vote. A "broker non-vote" will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. On matters other than the election of directors, abstentions will be treated as a vote "against". If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, either the Chairperson of the meeting or a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

The inspector of election for the Annual Meeting will determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof.

Please note that if you hold your shares in "street name," your bank, broker or other nominee will not be permitted to vote your shares on Proposal 1 (election of directors) absent specific instructions from you. Therefore, it is important that you follow the voting instructions on the form that you receive from your bank, broker or other nominee.

What are the Board's recommendations?

Our Board of Directors recommends a vote FOR the election of all of the respective nominees for director named in this Proxy Statement and FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Byline Bancorp, Inc.  2020 Proxy Statement    3

About the Meeting

Unless contrary instructions are indicated on your proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of each of the respective nominees for director named in this Proxy Statement; (2) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and (3) in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters as may properly come before the Annual Meeting. In the event a stockholder specifies a different choice by means of the proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the proxy card contained in the proxy materials. Voting instructions are provided on the proxy card. The Notice also includes information about how to vote via the Internet (at www.voteproxy.com) or telephone (in the U.S, call toll-free 1-800-PROXIES (1-800-776-9437), or outside the U.S., call 1-718-921-8500 and follow the instructions).

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must provide your voting instructions in accordance with the voting instruction form provided by your bank, broker or other holder of record, who will then vote your shares on your behalf. The availability of telephone or Internet voting will depend upon your bank's, broker's, or other holder of record's voting process.

If you attend the Annual Meeting, you can, of course, vote in person. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote your shares at the meeting.

Can I change my vote?

Yes. The giving of a proxy does not eliminate the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting in person at the Annual Meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling, providing access to and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing, if applicable.

4    Byline Bancorp, Inc.  2020 Proxy Statement

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

  •
  each stockholder known by us to beneficially own more than 5% of our common stock;
  •
  each of our directors;
  •
  each of our executive officers; and
  •
  all directors and executive officers as a group.
  •
  All information is as of the record date, except as noted otherwise.

Beneficial ownership is shown as of April 23, 2020, and is based on 38,501,507 shares of our common stock outstanding as of April 23, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder also is deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date, such as through the exercise of options or warrants or the conversion of a security. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise indicated, the address for each stockholder listed below is c/o Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601.

	Beneficial Ownership

Name of Beneficial Owners	Number	Percentage

Greater than 5% Stockholders:
MBG Investors I, L.P.(1)	11,467,123	29.78%
ECR Holdings, S.A. de C.V.(2)	2,038,691	5.30%
Directors and Executive Officers:
Roberto R. Herencia(3)	552,880	1.42%
Phillip R. Cabrera	4,701	*
Antonio del Valle Perochena(1)	11,467,123	29.78%
Mary Jo S. Herseth	3,250	*
Steven P. Kent	155,000	*
William G. Kistner	2,500	*
Alberto J. Paracchini(4)	501,788	1.29%
Steven M. Rull(5)	190,400	*
Robert R. Yohanan(6)	747,093	1.94%
Thomas Abraham(7)	41,164	*
John M. Barkidjija(8)	80,387	*
Owen Beacom(9)	234,729	*
Thomas J. Bell III(10)	79,526	*
Megan Biggam(11)	58,824	*
Lindsay Corby(12)	133,183	*
Donald Gibson(13)	5,744	*
Michelle Johnson(14)	3,113	*
Brogan Ptacin(15)	123,705	*

All directors and executive officers as a group (18 persons)	14,385,910	37.36%

*
Represents beneficial ownership of less than 1%

Byline Bancorp, Inc.  2020 Proxy Statement    5

Stock Ownership
(1)
Mr. Antonio del Valle Perochena as general partner of MBG Investors I, L.P. possesses sole voting and investment power with respect to the shares held by MBG Investors I, L.P. and may be deemed the beneficial owner of such shares. Mr. del Valle Perochena owns 16.625% of the partnership interests of MBG Investors I, L.P. Mr. del Valle Perochena disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for MBG Investors I, L.P. is 365 Bay Street, Suite 800, M5H2V1 Toronto, Ontario, Canada.
(2)
Mr. Eugenio Santiago Clariond Reyes as sole administrator of ECR Holdings, S.A. de C.V. possesses the voting and investment power with respect to the shares held by ECR Holdings, S.A. de C.V. and may be deemed the beneficial owner of such shares. The address for ECR Holdings, S.A. de C.V. is Vasconcelos 220, San Pedro Garza Garcia, Nuevo Leon, Mexico.
(3)
Includes shares held through the Roberto Herencia Inc. Defined Benefit Plan, as well as shares held through Mr. Herencia's 401(k) Plan. Mr. Herencia has investment and voting power over the shares held by those plans. Includes 428,988 shares underlying options that are currently exercisable.
(4)
Includes 428,988 shares underlying options that are currently exercisable, and 45,582 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(5)
Includes shares held through the Rull Family Partnership, L.P. Mr. Rull possesses the voting and investment power with respect to the shares held by the Rull Family Partnership, L.P.
(6)
Includes 18,372 shares that are owned jointly with Mr. Yohanan's spouse.
(7)
Includes 14,531 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(8)
Includes 58,497 shares underlying options that are currently exercisable, and 20,640 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(9)
Includes 184,275 shares underlying options that are currently exercisable, and 2,790 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(10)
Includes 58,497 shares underlying options that are currently exercisable, and 13,354 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(11)
Includes 48,748 shares of our common stock underlying options that are currently exercisable, and 8,883 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(12)
Includes 97,496 shares underlying options that are currently exercisable, and 25,587 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(13)
Includes 5,744 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(14)
Includes 3,066 shares of restricted stock that have not yet vested but over which the stockholder has voting power.
(15)
Includes 61,424 shares underlying options that are currently exercisable, and 22,788 shares of restricted stock that have not yet vested but over which the stockholder has voting power.

6    Byline Bancorp, Inc.  2020 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons owning more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of the Company's equity securities. These same persons are also required to furnish us with copies of all such forms. Based solely on a review of the copies of the forms furnished to us, or written representations that no Form 5 filings were required, we believe that, with respect to the 2019 fiscal year, all required Section 16(a) filings were timely made, with the exception of a Form 3 filed for Steven P. Kent on June 18, 2019, and a Form 4 for Thomas Abraham filed on January 6, 2020, reflecting a restricted stock award granted to him on December 19, 2019.

Byline Bancorp, Inc.  2020 Proxy Statement    7

Proposal 1
Election of Directors

The Governance and Nominating Committee of the Board of Directors is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. Each of our nominees currently serves as a Byline director and has consented to being named in this Proxy Statement and has agreed to serve if elected. If any nominee becomes unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominees as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable or unwilling to serve.

The table below sets forth information regarding each nominee for director. Currently, each of our directors is elected annually to serve a one year term.

Name	Age	Position	Director Since

Roberto R. Herencia	60	Chairman of the Board of Directors	2013
Phillip R. Cabrera	67	Director	2013
Antonio del Valle Perochena	51	Director	2013
Mary Jo Herseth	61	Director	2019
Steven P. Kent	69	Director	2019
William G. Kistner	69	Director	2018
Alberto J. Paracchini	49	President, Chief Executive Officer and Director	2013
Steven M. Rull	70	Director	2016
Robert R. Yohanan	80	Director	2018

Information Regarding Nominees for Election

Roberto R. Herencia

Chairman of The Board of Directors Age: 60 Director Since: 2013 Board Committees: Risk (Chair)
Background

Roberto R. Herencia has served as Chairman of our Board of Directors since June 2013, and serves as the chair of the risk committee. Mr. Herencia also serves as chair of the board of directors of Byline Bank, and serves as the Chairman of the risk committee, and as a member of the executive credit, trust, and ALCO committees of Byline Bank. Mr. Herencia led the Recapitalization of our predecessor, Metropolitan Bank Group, Inc., as President and Chief Executive Officer of BXM Holdings, Inc., a position he has held since November 2010. Prior to BXM Holdings, Inc., Mr. Herencia served as President and Chief Executive Officer of Midwest Banc Holdings, Inc. and spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.'s subsidiary, Banco Popular North America. Mr. Herencia has also served as an independent director of Banner Corporation and its subsidiary, Banner Bank, since March 2016, and as Chairman of the board of directors of First BanCorp, and its subsidiary, FirstBank Puerto Rico, since October 2011. Mr. Herencia previously served as an independent director of privately held SKBHC Holdings LLC, and its two subsidiary banks, American West Bank and First National Bank of Starbuck, from December 2010 to September 2015. Appointed by President Obama in 2011, Mr. Herencia serves on the Overseas Private Investment Corporation's board of directors. Mr. Herencia holds a bachelor's degree in finance from Georgetown University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Herencia's qualifications include over 32 years of experience in the banking industry, having held senior roles in corporate, commercial, small business, problem asset restructuring and retail banking, as well as extensive experience with complex and distressed turnaround efforts, having executed over 15 mergers and acquisitions in his career.

8    Byline Bancorp, Inc.  2020 Proxy Statement

Proposal 1: Election of Directors

Phillip R. Cabrera

Age: 67 Director Since: 2013 Board Committees: Audit, Compensation, Governance and Nominating
Background

Phillip R. Cabrera has served on our Board of Directors since June 2013, and serves as member of the audit, compensation, and governance and nominating committees. Mr. Cabrera also serves on the board of directors of Byline Bank, serves as the chair of the executive credit committee, and as a member of the audit, compensation, governance and nominating, trust, and ALCO committees of Byline Bank. Since retiring from the McDonald's Corporation in 2015, Mr. Cabrera has served as an advisor and consultant to Air Products and INDURA, Santiago, Chile, assisting management in identifying and remedying gaps in audit, treasury, governance and controls. Mr. Cabrera retired as Vice President and International Treasurer of McDonald's Corporation in October 2015, where for 21 years he held varied executive roles. Prior to his tenure at McDonald's, Mr. Cabrera was a Managing Director and Senior Partner in the Latin America Group of Continental Bank and served as President of Continental International Finance Corporation, a holding company for Continental Bank's international equity investments, from 1993 to 1994. Mr. Cabrera also served on the board of directors of Institutional Cash Distributors, an internet broker of money funds. Mr. Cabrera previously served on the advisory board of Unibanco, Banco do Investimento do Brazil from 1982 to 1986. Mr. Cabrera holds a bachelor's degree in business administration from Bradley University and a master's degree in international management with a finance concentration from the Thunderbird School of Global Management and served in the U.S. Army.

Mr. Cabrera's qualifications include over 30 years of experience in corporate finance, corporate treasury and banking.

Antonio del Valle Perochena

Age: 51 Director Since: 2013 Board Committees: Compensation (Chair), Governance and Nominating (Chair)
Background

Antonio del Valle Perochena has served on our Board of Directors since June 2013, and serves as the chair of the compensation committee, and as the chair of the governance and nominating committee. Mr. del Valle Perochena also serves on the board of directors of Byline Bank, and serves as the chair of the compensation committee, and as the chair of the governance and nominating committee of Byline Bank. Mr. del Valle Perochena has been the Chairman of the board of directors of Kaluz, S.A., which is the holding company for Mexichem, S.A.B. and Elementia, S.A., since September 2013 and has been the Chairman of the board of directors of Grupo Financiero Ve por Más, S.A. (BX+) since 2006. Prior to incorporating Kaluz and BX+, which are financial, industrial and construction enterprises, in 2003, Mr. del Valle Perochena worked at ING Group as Executive Vice President of Insurance and Pensions in Mexico from 1996 to 1999, and later as Director of New Projects of the direct banking business of the group, ING Direct, in Madrid, Spain from 1999 to 2001. Mr. del Valle Perochena has served as a director of Pochteca Group and Grupo Empresarial Kaluz since 2003 and as a director of Afianzadora Sofimex since 2004. Mr. del Valle Perochena holds a business administration degree and Masters in Management from Universidad Anáhuac. He also holds a Senior Management graduate degree at IPADE and a specialization in literature at the Iberoamericana University.

Mr. del Valle Perochena's qualifications include over 20 years of experience in the financial and business sectors.

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Proposal 1: Election of Directors

Mary Jo S. Herseth

Age: 61 Director Since: 2019 Board Committees: None
Background

Mary Jo S. Herseth has served on our Board of Directors since April 2019. Ms. Herseth also serves on the board of directors of Byline Bank, and serves as a member of the executive credit, trust and ALCO committees of Byline Bank. Ms. Herseth has more than 36 years of banking experience, and brings significant credit approval and policy expertise to the Board. Ms. Herseth retired as Senior Vice President and National Head of Banking of BMO Private Bank-U.S. in 2017, where she was responsible for BMO's private banking line of business at a national level. Currently, Ms. Herseth serves as a Board member of Ride Illinois, a Board member and member of various board committees of Thresholds, Inc., and as a Trustee and member of various board committees of Dominican University. Ms. Herseth received her Bachelor's degree in Finance from Northern Illinois University, and her Master of Business Administration degree from Northwestern University's J.L. Kellogg Graduate School of Management. Ms. Herseth is a recipient of the National Association of Women Business Owners (NAWBO) corporate woman of achievement for 2011.

Steven P. Kent

Age: 69 Director Since: 2019 Board Committees: Risk, Compensation and Governance and Nominating
Background

Steven P. Kent has served on our Board of Directors since June 2019, and serves as a member of the risk, compensation, and governance and nominating committees. Mr. Kent also serves on the board of directors of Byline Bank, and is a member of the risk, compensation, governance and nominating, and ALCO committees of Byline Bank. Mr. Kent has more than 45 years of financial services industry experience, and brings mergers & acquisitions and capital management expertise that is valuable to the Board. Mr. Kent is Vice Chairman and a Managing Director of the Financial Services Group at Piper Sandler Co., where he focuses on merger & acquisition advisory and capital markets transactions for financial services companies. Prior to joining Piper Sandler in October 2015, Mr. Kent co-founded and served as President of River Branch Capital from March 2011 through its sale to Piper Sandler in September 2015. At River Branch, Mr. Kent advised banking clients on capital management, equity recapitalizations, mergers & acquisitions and private equity transactions.

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Proposal 1: Election of Directors

William G. Kistner

Age: 69 Director Since: 2018 Board Committees: Audit (Chair), Risk
Background

William G. Kistner has served on our Board of Directors since April 2018, and serves as the chair of the audit committee, and as a member of the risk committee. Mr. Kistner also serves on the board of directors of Byline Bank, and serves as the chair of the audit committee, and as a member of the risk committee of Byline Bank. Mr. Kistner retired from Northwestern Memorial HealthCare ("NMHC") in 2018. He joined NMHC in 2004 and in 2006 was appointed Vice President of Internal Audit where he rebuilt the Internal Audit function, developed a coordinated risk assessment methodology and audit work plans based upon organizational needs. He coordinated Audit Committee meetings and reported results of audits and projects to management, the Audit Committee and the Board. Prior to joining NMHC in 2004, Mr. Kistner worked at Ernst & Young, LLP for 31 years. He was a Tax Partner for 19 years in the Chicago office where he served a variety of clients. Currently Mr. Kistner serves on the Board of Trustees of Loyola University Chicago. He is Chair of the Audit Committee and serves on the Finance and Executive Committees. Also, he is a member of the Board of Directors and Treasurer of Erie Family Health Centers. He is Chair of the Finance Committee and serves on the Executive Committee. Mr. Kistner received his Bachelor of Business Administration degree in accounting from Loyola University Chicago, his Master of Management degree in finance from the Kellogg Graduate School of Management and is a registered Certified Public Accountant.

Mr. Kistner's qualifications include his extensive experience and knowledge with audit and tax matters.

Alberto J. Paracchini

President, Chief Executive Officer Age: 49 Director Since: 2013 Board Committees: None
Background

Alberto J. Paracchini has served as President, Chief Executive Officer and Director of Byline Bancorp, Inc. and Byline Bank since June 2013. Mr. Paracchini also serves as a member of the executive credit and ALCO committees of Byline Bank. Prior to joining Byline, Mr. Paracchini served as Principal for BXM Holdings, Inc., an investment fund specializing in community bank investments, from October 2010 to June 2013 and spent 16 years at Popular, Inc., where he held numerous leadership positions in both its banking and mortgage subsidiaries. From January 2010 through May 2010, Mr. Paracchini was Executive Vice President at Midwest Bank & Trust. From 2006 through 2008, Mr. Paracchini served as President and Chief Financial Officer of Popular Financial Holdings and Chief Financial Officer of E-Loan, an internet banking and mortgage company. Prior to 2006, Mr. Paracchini spent 13 years at Banco Popular North America, where he held several senior leadership roles including Chief Financial Officer, Treasurer and the head of all operations and technology functions. Mr. Paracchini is a member of the Cook County Council of Economic Advisors and Economic Club of Chicago, and a member of the Board of Junior Achievement. Mr. Paracchini holds a bachelor's degree from Marquette University and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Paracchini's qualifications to serve as a member of our Board of Directors include his extensive experience in the financial services industry and his demonstrated leadership skills.

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Proposal 1: Election of Directors

Steven M. Rull

Age: 70 Director Since: 2016 Board Committees: Audit, Risk
Background

Steven M. Rull has served on our Board of Directors since October 2016 and serves as member of the audit and risk committees. Mr. Rull also serves on the board of directors of Byline Bank, and as the chair of the ALCO and Trust committees, and as a member of the audit and risk committees of Byline Bank. From 2007 to 2016, Mr. Rull served as lead director of the board of Ridgestone Financial Services, Inc. and its subsidiary, Ridgestone Bank, which Byline acquired in 2016. Mr. Rull co-founded Manchester Holdings and its wholly owned subsidiaries, Detalus Advisors, a retail and institutional asset manager, and Detalus Consulting, a financial technology and financial advisory firm, in 2001. Mr. Rull co-founded Manchester Partners, an investment and consulting firm where he serves as Managing Director, in 1997. Mr. Rull is an investor in and serves as a member of the Investment Committee of the sports and esports-focused Stadia Growth Fund, LLC and Stadia Fund LLC (since 2018). The aforementioned Detalus Advisors seres as the fund manager for both Stadia funds. Mr. Rull served as Chairman and Chief Executive Officer of Bunker Hill Bancorp and its subsidiary, Boulevard Bank, from 2003 until its sale in 2013. He also held positions as Chairman of Atlanta Bancorporation and director of its subsidiary, Bank of Atlanta, from 2005 until its sale in 2014. Mr. Rull was the co-head of the capital markets division of Mark Twain Bank from 1994 to 1997. Prior to this role, he held positions as Chief Investment Officer and Chief Financial Officer of United Postal Bancorp from 1987 to 1994 and as President of the Mortgage Division of Mercantile Bank, which acquired United Postal Bancorp in 1994. Mr. Rull holds a bachelor's degree in accounting from Southern Illinois University Edwardsville and was a Certified Public Accountant in the state of Missouri from 1973 to 1996.

Mr. Rull's qualifications include over 40 years of management and advisory experience in the financial services industry.

Robert R. Yohanan

Age: 80 Director Since: 2018 Board Committees: None
Background

Robert R. Yohanan has served on our Board of Directors since May 2018. Mr. Yohanan also serves on the board of directors of Byline Bank, and serves as a member of the trust and ALCO committees of Byline Bank. Mr. Yohanan was the founder, Managing Director and Chief Executive Officer of First Evanston and First Bank & Trust, and his career in banking spans approximately 50 years. Prior to founding First Evanston Bancorp Inc., he was President and Chief Operating Officer for six years of Lake Shore Bancorp, Inc. and Lake Shore National Bank, which was a $2 billion bank that operated in the greater Chicagoland area. Previously, Mr. Yohanan was employed by The First National Bank of Chicago in a wide variety of domestic and international credit and general management assignments. Mr. Yohanan attended DePaul University for one year prior to his appointment to the U.S. Naval Academy from which he graduated in 1962. He spent five years in the U.S. Navy and later received a Master's Degree in International Relations from the University of Chicago. Mr. Yohanan has served two terms as a Director of The Federal Reserve Bank of Chicago and is currently a member of the Economic Club of Chicago, of the Commercial Club of Chicago, member of the Board of Trustees of the Chicago History Museum, and member of the Board of Advisers of the Catholic Charities.

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Proposal 1: Election of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR UNDER PROPOSAL 1

Appointment of Robert R. Yohanan to Byline's and Byline Bank's Board of Directors

On May 30, 2018, the Board of Directors appointed Robert R. Yohanan, who at that time was First Evanston's Chief Executive Officer, to the Board of Directors of Byline, to be effective upon completion of the merger of First Evanston with Byline. The appointment of Mr. Yohanan was contemplated by and made in accordance with the merger agreement.

Also in connection with the execution of the merger agreement, we entered into a services and covenant agreement (the "services agreement") with Mr. Yohanan, which superseded his existing employment agreement and change in control agreement with First Evanston upon the effective time of the merger. The agreement provides that Mr. Yohanan's employment with First Evanston terminated upon the effective time of the merger and, for the period from the effective time of the merger until the third anniversary thereof, Mr. Yohanan will provide general advisory services and be available to consult on specific projects with respect to Byline's business and the integration of Byline and First Evanston as requested by the Chief Executive Officer of Byline.

In addition, pursuant to the services agreement, during such three-year period, Mr. Yohanan will serve three one-year terms (or until our Annual Meeting of Stockholders in 2021) as a member of the boards of directors of Byline (subject to election by Byline's stockholders at our 2020 Annual Meeting of Stockholders) and Byline Bank. Accordingly, we appointed Mr. Yohanan as a director upon the closing of the merger for a term that initially expired at the 2019 Annual Meeting. He was nominated and re-elected at our 2019 Annual Meeting to serve a one-year term that expires at our 2020 Annual Meeting., We re-nominated Mr. Yohanan to the Board in 2020, subject to election by our stockholders at our 2020 Annual Meeting.

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Board of Directors; Board Meetings; Committees And Membership

Composition of Our Board of Directors

Our Board of Directors currently has nine members. Under our Amended and Restated Certificate of Incorporation and By-Laws, the number of directors constituting our Board of Directors is fixed from time to time by resolution of the Board of Directors. The Board met seven times during 2019. There are no family relationships among any of our directors and executive officers.

Board Leadership Structure, Qualifications and Diversity

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy making level in business, government or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

When considering potential director candidates, our Board of Directors considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of our needs and those of the Board of Directors. Our Board also considers the candidate's service on boards of other companies and whether such service would impair the candidate's ability to perform responsibly all director duties for Byline. Our Board believes that a range of experience, knowledge and judgment, as well as a diversity of perspectives, geographic regions, gender, race and national origin on the Board, enhances the overall effectiveness of the Board.

Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors' view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance and Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Mr. Paracchini serving as our Chief Executive Officer and Mr. Herencia as Chairman of the Board, reinforcing the leadership role of our Board of Directors in its oversight of our business and affairs.

Director Independence

Under the rules of the New York Stock Exchange ("NYSE"), independent directors must comprise a majority of our Board of Directors. The rules of the NYSE, as well as those of the SEC, impose several requirements with respect to the independence of our directors. Our Board of Directors has undertaken a review of the independence of each director in accordance with these rules. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that each of Roberto R. Herencia, Phillip R. Cabrera, Mary Jo S. Herseth, William G. Kistner, Antonio del Valle Perochena, Steven M. Rull and Steven P. Kent do not have relationships that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules. Our Board of Directors has determined that Messrs. del Valle Perochena, Cabrera and Kent also satisfy the heightened independence requirements for compensation committee members, and that Messrs. Rull, Kistner and Cabrera also qualify as independent directors under the heightened independence requirements of Rule 10A-3 of the Exchange Act for members of the audit committee. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and certain other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Committees of Our Board of Directors

The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee, a Governance and Nominating Committee and a Risk Committee. The responsibilities of these committees are described below. Our Board of Directors may also establish such other committees as it deems appropriate, in

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Board of Directors; Board Meetings; Committees And Membership

accordance with applicable law and regulations and our corporate governance documents. The following table summarizes the current membership of each of the committees of the Board of Directors. Ms. Herseth serves as a member of the Executive Credit, ALCO and Trust Committees of the Board of Directors of Byline Bank. Mr. Yohanan serves as a member of the Trust and ALCO Committees of the Board of Directors of Byline Bank. Mr. Kent serves as a member of the risk, compensation, governance and nominating and ALCO Committees of the Board of Directors of Byline Bank.

Byline Committees

	Audit	Compensation	Governance and Nominating	Risk

Roberto R. Herencia				o

Phillip R. Cabrera	•	•	•

William G. Kistner	o			•

Antonio del Valle Perochena		o	o

Steven M. Rull	•			•

Steven P. Kent		•	•	•

• Member o Chair

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors and risk assessment and risk management.

Members William G. Kistner (Chair) Phillip R. Cabrera Steven M. Rull Meetings in 2019 14	The Audit Committee's duties and responsibilities include the following:

•

Appoints, evaluates and determines the compensation of our independent auditors.

•

Reviews and approves the scope of the annual audit, the audit fee, the financial statements, significant accounting policy changes, material weaknesses identified by outside auditors or the internal audit function and risk management issues.

•

Prepares the Audit Committee report for inclusion in our proxy statement for our annual meeting.

•

Reviews disclosure controls and procedures, internal controls, internal audit function and corporate policies with respect to financial information.

•

Assists the Board of Directors in monitoring our compliance with applicable legal and regulatory requirements.

•

Oversees investigations into complaints concerning financial matters, if any.

•

Reviews other risks that may have a significant impact on our financial statements.

•

Annually reviews the Audit Committee charter and the committee's performance.

The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding to engage outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the committee's charter is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

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Board of Directors; Board Meetings; Committees And Membership

The Audit Committee is composed solely of members who satisfy the applicable independence, financial literacy and other requirements of the NYSE for audit committees, and at least one of its members is an "audit committee financial expert" as defined by the rules of the SEC, which is Mr. Kistner. Messrs. Rull, Kistner and Cabrera also meet the heightened independence requirements of Rule 10A-3 of the Exchange Act. The Audit Committee held 14 meetings in 2019.

Compensation Committee

The Compensation Committee sets and administers the policies that govern our executive compensation programs and is responsible for discharging the Board's responsibilities relating to compensation of our executive officers and directors.

Members Antonio del Valle Perochena (Chair) Phillip R. Cabrera Steven P. Kent Meetings in 2019 4	The Compensation Committee's duties and responsibilities include the following:

•

Reviews and approves the Company's executive compensation structure, including salary, bonus, incentive and equity compensation.

•

Reviews and approves objectives relevant to the compensation of the Chief Executive Officer and other executive officers.

•

Evaluates performance against the objectives established for the Chief Executive Officer and determines and approves, or recommends to the Board for approval, the compensation of the Chief Executive Officer based on its evaluation.

•

Makes recommendations to the Board with respect to the Company's compensation plans that are subject to Board approval, discharges any responsibilities imposed on the Committee by any of these plans, and approves and recommends to the Board any new equity compensation plan or any material change to an existing equity compensation plan.

•

Reviews, approves and makes recommendations to the Board concerning the compensation of the non-employee directors of the Company.

•

Oversees and reviews periodically, as it deems appropriate, the administration of the Company's employee benefits plans and any material amendments to such plans.

•

Evaluates performance in relation to the Compensation Committee charter.

Under the Compensation Committee's charter, the Compensation Committee may, at its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. In addition, it may delegate authority to the Chief Executive Officer to approve compensation applicable to non-executive level Company employees, provided that the Compensation Committee reviews and approves the Company's compensation structures applicable to non-executive level employees on an annual basis.

In 2019, the Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") primarily to assist the Compensation Committee in determining and structuring executive compensation and to assess the market competiveness of the Company's executive compensation program. The Compensation Committee has annually engaged Pearl Meyer for these and related services since 2014. With respect to any advice provided to the Committee by Pearl Meyer, the Compensation Committee received a letter from Pearl Meyer addressing factors relevant to SEC and NYSE rules regarding independence and conflicts of interest. After considering the information provided by Pearl Meyer and other factors, no conflicts of interest with respect to Pearl Meyer were identified by the Compensation Committee, and the Compensation Committee concluded that Pearl Meyer was an independent consultant.

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Board of Directors; Board Meetings; Committees And Membership

The Compensation Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the committee's charter is available on our website at www.bylinebancorp.com under the "Governance Documents" tab. The Compensation Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE as they apply to members of compensation committees. The Compensation Committee held four meetings in 2019.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. In addition, the Governance and Nominating Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our Board of Directors concerning governance matters.

Members Antonio del Valle Perochena (Chair) Steven P. Kent Phillip R. Cabrera Meetings in 2019 3	The Governance and Nominating Committee's duties and responsibilities include the following:

•

Identifies individuals qualified to be directors consistent with the criteria approved by the Board of Directors, subject to any waivers granted by the Board, and recommends director nominees to the full Board of Directors.

•

Ensures that the Audit and Compensation Committees have the benefit of qualified "independent" directors.

•

Oversees management continuity planning.

•

Leads the Board of Directors in its annual performance review.

•

Takes a leadership role in shaping the corporate governance of our organization.

The Governance and Nominating Committee has adopted a written charter that among other things, specifies the scope of its rights and responsibilities. A copy of the Committee's charter, as well as a copy of the corporate governance guidelines is available on our website at www.bylinebancorp.com under the "Governance Documents" tab. The Governance and Nominating Committee is composed solely of members who satisfy the applicable independence requirements of the NYSE for governance and nominating committees. The Governance and Nominating Committee held three meetings in 2019.

Risk Committee

The Risk Committee is responsible for overseeing our enterprise risk management policies, commensurate with our capital structure, risk profile, complexity, size and other risk related factors.

Members Roberto R. Herencia (Chair) Steven M. Rull William G. Kistner Steven P. Kent Meetings in 2019 8	The Risk Committee's duties and responsibilities include the following:

•

Monitor our overall risk profile and review risk management policies.

•

Monitor our process to identify, assess and manage risks that could prevent us from achieving our business objectives.

•

Oversee actions relating to interest rate risk and liquidity risks.

•

Oversee actions relating to the activities of our enterprise risk management oversight groups.

•

Facilitate communication among management, the Board of Directors and our enterprise risk management oversight groups..

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Board of Directors; Board Meetings; Committees And Membership

The Risk Committee has adopted a written charter that specifies among other things, the scope of its rights and responsibilities. The Risk Committee held eight meetings in 2019.

In addition to the committees described above, the Board of Directors of Byline Bank also has an Executive Credit Committee, a Trust Committee and an ALCO Committee. The Executive Credit Committee provides oversight of our credit risk management function. This committee oversees the risk appetite, the development of policies, practices and systems for measuring credit risk and monitors the performance and quality of our credit portfolio. Mr. Cabrera is Chairman of the Executive Credit Committee, and the committee's other members include Messrs. Herencia, Paracchini, and Ms. Herseth. The Trust Committee provides oversight in implementing policies for the Bank's Wealth Management and Trust department, as well as practices and controls sufficient to promote high quality fiduciary administration. Mr. Rull is Chairman of the Trust Committee, and the committee's other members include Messrs. Cabrera, Herencia, Yohanan and Ms. Herseth. The ALCO Committee provides oversight of the Asset and Liability Management function. Mr. Rull is the Chairman of the ALCO Committee, and the committee's other members include Messrs. Herencia, Kent, Cabrera, Yohanan, Paracchini and Ms. Herseth.

Board Oversight of Risk Management

Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing the management of the risks we face.

The Risk Committee of our Board of Directors oversees our enterprise wide risk management framework, which establishes our overall risk appetite and risk management strategy and enables our management to understand, manage and report on the risks we face. Our Risk Committee also reviews and oversees policies and practices established by management to identify, assess, measure and manage key risks we face, including the risk appetite metrics developed by management and approved by our Board of Directors. The Audit Committee of our Board of Directors is responsible for overseeing risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting) and engaging as appropriate with our Risk Committee to assess our enterprise wide risk framework. The Compensation Committee of our Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and Chief Human Resources Officer and other members of our management as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk taking by our employees. The Governance and Nominating Committee of our Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.

Our senior management is responsible for implementing and reporting to our Board of Directors regarding our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day to day basis. Our senior management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Stockholder Engagement and Communicating with Our Board

We believe in proactive and transparent communication and engagement with our stockholders to promote an understanding of the values we maintain, our governance framework, the decisions we make and how me make

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Board of Directors; Board Meetings; Committees And Membership

them, our business strategy and our financial performance, and we welcome receiving communications from our stockholders regarding these matters. Generally, the Board relies on the Chairman of the Board, the Chief Executive Officer and other executive officers to speak for the Company, and management is generally responsible for managing our corporate communications and investor relations activities. Throughout the year, our Chairman, Chief Executive Officer and Chief Financial Officer regularly interact with significant stockholders regarding our performance, business strategy and other corporate matters. From time to time, it may be appropriate for one or more of our non-executive directors to speak or meet with stockholders. Any such communication would occur under the direction and oversight of the Chairman.

Stockholders may contact the Board or any committee of the Board about governance-related and executive compensation matters, or other matters specific to the Board's oversight responsibilities. Written correspondence may be directed to the Board of Directors at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Inquiries from stockholders directed to the Board will be received and processed by the Corporate Secretary before being forwarded to the Board, the appropriate Committee or a particular director as designated in the communication.

While we do not have a formal policy regarding our directors' attendance at the Company's annual or special meetings, our Board expects each director to attend, either in person or remotely via conference call, the Company's Annual Meeting of Stockholders each year, absent extenuating circumstances. Eight of our nine directors serving on the Board in 2019 at that time, attended our 2019 annual meeting. We currently anticipate that all our directors will attend the Annual Meeting, either in person or remotely. During 2019, each of our directors attended at least 75% of the meetings of the Board and Board committees on which they served.

Nominee Recommendations by Stockholders

Stockholders wishing to recommend persons for consideration by the Governance and Nominating Committee as nominees for election to the Board of Directors can do so by writing to the Governance and Nominating Committee at Byline Bancorp, Inc., Attention: Corporate Secretary, 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. Recommendations must include the proposed nominee's name, biographical data and qualifications as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. If all necessary information is provided, the Governance and Nominating Committee will then consider the candidate and the candidate's qualifications in the same manner as prospective nominees that are identified by the committee. The Governance and Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the reasons for making the nomination.

Any stockholder seeking to nominate persons for election to our Board of Directors must comply with our procedures for stockholder nominations described under the heading "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of Byline or Byline Bank. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any company or other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics (the "Code of Ethics") that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. Our Board has also adopted a Code of Ethics for Financial Officers. A copy of each code is available upon written request to Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601 and on our website at www.bylinebancorp.com under the "Governance Documents" tab. If we amend or grant any waiver from a provision of our Code of Ethics that applies to our executive officers, we will publicly disclose such amendment or waiver on our website and as required by applicable law, including by filing a Current Report on Form 8-K.

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Board of Directors; Board Meetings; Committees And Membership

Director Compensation

The following table lists the individuals who served on our Board of Directors in 2019 and the compensation received in 2019 for their service as directors, other than with respect to Mr. Paracchini, our President and Chief Executive Officer, whose compensation as an officer of the Company is detailed in the Summary Compensation Table in the "Executive Compensation" section of this Proxy Statement. All compensation paid to directors is for their service on both the Byline Board of Directors and the Byline Bank Board of Directors.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total

Roberto R. Herencia	$800,000	$17,935	$817,935
Phillip R. Cabrera	120,000	—	120,000
Mary Jo S. Herseth(3)	59,167	—	59,167
Steven P. Kent(3)	43,750	—	43,750
William G. Kistner	85,000	—	85,000
Antonio del Valle Perochena	105,000	—	105,000
Steven M. Rull	82,083	—	82,083
Jaime Ruiz Sacristán	110,000	—	110,000
Robert R. Yohanan(4)	900,000	—	900,000

(1)
See "Byline Bancorp, Inc. Director Compensation Program" below for a description of Mr. Herencia's Compensation arrangements in his role as Chairman of the Board. Mr. Cabrera received $15,000 for his service as Chair of the Byline Bank's Executive Credit Committee and $5,000 for his service as a member of the Audit Committee; Ms. Herseth received $2,917 for her service as a member of the Byline Bank's Executive Credit Committee for a portion of the year; Mr. Kistner received $10,000 for his service as Chair of the Audit Committee; Mr. Del Valle Perochena received $5,000 for his service as Chair of the Compensation Committee; Mr. Rull received $5,000 for his service as a member of the Audit Committee and $2,083 for his service as Chair of the Risk Committee (for a portion of the year); Mr. Ruiz Sacristan received $5,000 for his service as a member of the Byline Bank's Executive Credit Committee and $5,000 for his service as Chair of the Governance and Nominating Committee;
(2)
Reflects payments made by the Bank for health, dental and vision insurance premiums and amounts paid for cell phone expenses for Mr. Herencia.
(3)
Ms. Herseth was appointed to the Board on April 2, 2019, and as a member of Byline Bank's Executive Credit Committee, ALCO Committee and Trust Committee on June 7, 2019; Mr. Kent was appointed to the Board on June 7, 2019.
(4)
See "Appointment of Robert R. Yohanan to Byline's and Byline Bank's Board of Directors".

Byline Bancorp, Inc. Director Compensation Program

Our director compensation program provides the following compensation for non-employee members of our Board of Directors:

  •
  An annual cash retainer of $100,000 for directors who were serving on June 1, 2016 and $75,000 for all other directors;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Risk Committee;
  •
  An additional annual cash retainer of $10,000 for the Chair of the Audit Committee;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Compensation Committee;
  •
  An additional annual cash retainer of $5,000 for the Chair of the Governance and Nominating Committee;
  •
  An additional annual membership fee of $5,000 for each member of the Audit Committee and/or the Bank's Executive Credit Committee; and
  •
  An additional annual cash retainer of $15,000 for the Chair of the Bank's Executive Credit Committee;

We also reimburse all directors for reasonable and substantiated out-of-pocket expenses incurred in connection with the performance of their duties as directors. Additionally, the Chairman of the Board is reimbursed for cell phone services and certain medical and health insurance expenses.

20    Byline Bancorp, Inc.  2020 Proxy Statement

Board of Directors; Board Meetings; Committees And Membership

Directors agree, in connection with their service as directors, that they will not, without the prior consent of Byline, directly or indirectly, provide any material services to any other banking entity which competes in any material respect with Byline and its subsidiaries as long as they serve as a director of Byline (other than services disclosed in writing).

Notwithstanding the above, any director who is an officer of Byline will not receive any separate compensation for serving as a director of the Company or the Bank

Compensation Payable to Mr. Herencia

Mr. Herencia is a founder of Byline, and his leadership was instrumental in the organization and recapitalization of our business in 2013. During that time, he organized the investor group, recruited the management team, and provided significant expertise resulting in the Company's financial and regulatory turnaround. Mr. Herencia played a leading role in two of the largest bank recapitalizations of troubled institutions during the Great Recession, including the $206 million recapitalization of the Company, and has specific expertise in raising capital and securing improvements in the governance and safety and soundness of community banks.

The Board considers Mr. Herencia to have specialized expertise which is applied to improve decision making and outcomes at the senior management and Board level. Mr. Herencia's extensive experience in the banking industry, substantial dealings with banking regulators, strong credit and lending background, as well as his turnaround and mergers and acquisitions expertise, continue to be vital as Byline executes on its strategy and addresses the current and unprecedented economic environment. He has extensive knowledge about our customers and competitors, as well as the complexities of regulatory compliance and the risk management environment.

As Chairman of the Board, Mr. Herencia's is involved heavily with Board matters and overseeing management execution of the Board's guidance. He actively interacts with the CEO and other members of management to provide his perspective on important issues facing our company, and plays an active role in the retention and recruiting of executive talent. It is the Board's position that his leadership is critical and his contributions in dealing with the effects of the COVID-19 pandemic will have long-term impact on the financial well-being of Byline.

Mr. Herencia's compensation reflects his specialized expertise and the significant investment of time he spends with the Board and executive leadership. As such, he receives an aggregate annual cash retainer of $400,000, which includes the annual board retainer and all committee membership and committee chair retainers that the Chairman would otherwise be entitled to receive. Additionally, Mr. Herencia receives a payment of $400,000, payable in two equal installments in March and September of each year subject to continued service through such dates. In 2019, the Board evaluated certain proxy advisory analyses regarding Mr. Herencia's pay levels as Chairman. While these analyses were reviewed in 2019 and early 2020, the Board did not make a decision given the challenges that we may encounter due to the COVID-19 pandemic, where Mr. Herencia's specialized expertise may be needed and require him to further increase his involvement with the Board and senior management. It is anticipated that the Board will continue to evaluate Mr. Herencia's compensation in 2020 and will disclose any changes in accordance with applicable disclosure obligations.

Byline Bancorp, Inc.  2020 Proxy Statement    21

Proposal 2
Ratification of Independent Registered
Public Accounting Firm

Under its charter, the Audit Committee has the sole authority to appoint or replace our independent registered public accounting firm, subject to stockholder approval, and has direct responsibility for the compensation and oversight of such firm. Our independent registered public accounting firm for the fiscal year ended December 31, 2019 was Moss Adams LLP ("Moss Adams") and the Audit Committee has engaged Moss Adams for the fiscal year ending December 31, 2020.

The Board is submitting for ratification by our stockholders at the Annual Meeting the appointment of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Moss Adams has served as our independent auditor since 2013. In considering the reappointment of Moss Adams for 2020, the Audit Committee reviewed, among other considerations, the quality of services provided, both historically and on the most recent audit; Moss Adams' capability and expertise, particularly with respect to the financial services industry and its resources; the communication and interaction by Moss Adams' audit team with the Audit Committee and management; the firm's independence, objectivity and professional skepticism; and the appropriateness of Moss Adams' fees.

The Board has invited representatives of Moss Adams to be present at the Annual Meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Moss Adams LLP

The following is a summary and description of the aggregate fees for professional services provided by Moss Adams to the Company and its subsidiaries for the fiscal years ended December 31, 2019 and 2018, as well as all out-of-pocket costs incurred in connection with these services that were billed to the Company.

	2019	2018

Audit Fees	$697,000	$614,000
Audit-Related Fees	18,500	29,500
Tax Fees	—	—
All Other Fees	—	—
Total	$715,500	$643,500

Audit Fees.    Audit fees consist primarily of fees and expenses for the audits of the Company's annual consolidated financial statements as well as the review of interim condensed consolidated financial information included in the Company's reports filed with the SEC. Also included are fees for services normally provided by an independent auditor in connection with statutory and regulatory filings.

Audit-Related Fees.    Audit-related fees consist primarily of fees related to the audit or review of our financial statements, including internal control reviews, as well as for the audit of the financial statements of our 401(k) plan.

Tax Fees.    Moss Adams LLP did not provide any tax services during 2019 or 2018.

22    Byline Bancorp, Inc.  2020 Proxy Statement

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Audit Committee Preapproval Policies and Procedures

All of the fees and services described above under "audit fees," "audit-related fees," "tax fees" and "all other fees" were pre-approved by the Audit Committee. Pursuant to the Audit Committee charter, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accounting firm. These services may include audit services, audit-related services, tax services and other services. In connection with the pre-approval of any permissible tax services or services related to internal control over financial reporting, the Audit Committee charter provides that the Audit Committee will discuss with the independent public accounting firm the potential impact on the firm's independence in providing such services. Any pre-approval is subject to receipt of details as to the service or category of services to be provided and the provision of supporting documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2020 FISCAL YEAR

Byline Bancorp, Inc.  2020 Proxy Statement    23

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls and is composed of directors that are "independent" as defined under the NYSE corporate governance listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors and held 14 meetings during fiscal year 2019. A copy of the charter is available on the Company's website at www.bylinebancorp.com under the "Governance Documents" tab.

Management is responsible for the Company's internal control over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including the activities of the Company's internal audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees and others of concerns on questionable accounting and auditing matters.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the 2019 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management.

Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the Company's 2019 audited consolidated financial statements in the Company's Annual Report on Form 10-K for fiscal 2019 filed with the SEC.

This report is submitted on behalf of the current members of the Audit Committee:

William G. Kistner (Chair) Phillip R. Cabrera Steven M. Rull

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

24    Byline Bancorp, Inc.  2020 Proxy Statement

Executive Officers

The name, age, position and office, and business experience during at least the past five years, of our current executive officers, other than Mr. Paracchini, are set forth below.

Thomas Abraham (55) has served as President of Byline's Small Business Capital ("SBC") line of business since May 2019. Mr. Abraham was promoted to this position after having served as Senior Vice President, SBA Sales Manager of SBC since December 2016 when Byline Bancorp acquired SBC's predecessor company, Ridgestone Bank. Mr. Abraham served as Senior Vice President, Sales and Marketing at Ridgestone Bank from February 2007 through December 2016, where he helped build the government guaranteed lending framework for loan originations, credit processing and closing footprint, as well as sales generation, back-end operations and portfolio servicing. Earlier in his career, Mr. Abraham held business development and commercial lending positions at Popular Community Bank, QuesTech Financial Services, and Sanwa Business Credit. Mr. Abraham received a bachelor's degree from DePaul University.

John M. Barkidjija (57) has served as Executive Vice President and Head of Commercial Real Estate and Specialty Finance of Byline Bank since January 2019. Previously, Mr. Barkidjija was Senior Vice President, Group Head, Commercial Real Estate of Byline since January 2014. Prior to joining Byline, Mr. Barkidjija served as a consultant and Chief Credit Officer at Bridgeview Bank, a Principal with Mbark Financial, LLC, Executive Vice President—Asset Management and Special Asset Consultant at ST Residential, LLC, Executive Vice President and Chief Credit Risk Officer at Corus Bank, N.A. Prior to his career in banking, Mr. Barkidjija also practiced corporate law at Christy & Viener and Jones & Blouch. Mr. Barkidjija received a B.A. in English literature from Columbia University's Columbia College, a J.D. degree from New York University School of Law and an M.B.A. with honors from the University of Chicago Booth School of Business.

Owen Beacom (61) has served as Chief Credit Officer of Byline Bancorp, Inc. and Byline Bank since August 2019. Mr. Beacom has more than 35 years of experience in the banking industry. He joined Byline following its acquisition of First Evanston Bancorp, where he served as Managing Director, Chief Lending Officer from 2004 to 2018. From 1990 to 2004, Mr. Beacom held senior lending positions at a number of Chicago area banks including Bank One, American National Bank of Chicago, and Lake Shore National Bank. Since 2012, Mr. Beacom has served as a member director of the Federal Home Loan Bank of Chicago. Mr. Beacom has a bachelor's degree in economics from Harvard University, a master's degree in accounting from DePaul University, and a master's degree in business administration from the University of Chicago.

Thomas J. Bell III (54) has been Senior Vice President and Corporate Treasurer of Byline Bank since August 2013. Prior to joining Byline, Mr. Bell served as a consultant for and then the Senior Vice President, Treasurer and Head of Planning of Anchor Bancorp from July 2010 to August 2013 where he was responsible for treasury, finance and capital management. Prior to joining Anchor Bancorp, Mr. Bell was an Executive Vice President, Treasurer and Chief Investment Officer for Midwest Banc Holdings, Inc. from December 2008 to June 2010. Prior to that experience, Mr. Bell served as a Senior Vice President with for ABN AMRO North America Inc., a Chicago-based holding company for the LaSalle Bank Corporation. Prior to his experience at ABM AMRO North America, Inc., Mr. Bell spent several years with the Federal Reserve Bank of Chicago. Mr. Bell received a bachelor's degree in finance from Lewis University.

Megan Biggam (41) has served as Senior Vice President of Retail Banking of Byline Bank since June 2013. Prior to joining Byline, Ms. Biggam was the Director of Marketing of Metrobank Group, Byline's predecessor bank parent, from August 2008 to June 2013. Prior to joining Metrobank Group, Ms. Biggam was a Division Marketing Manager at Washington Mutual, overseeing the retail marketing development for the Chicago, Atlanta and New Jersey markets. Prior to joining Washington Mutual, Ms. Biggam was the Regional Marketing Director for TCF Bank for the Chicago and Milwaukee markets. Ms. Biggam received a bachelor's degree in journalism from Indiana University.

Lindsay Corby (42) has been Executive Vice President and Chief Financial Officer of Byline and Byline Bank since July 2015. Ms. Corby joined Byline in June 2013, serving as Chief Administrative Officer until July 2015. Prior to joining Byline, Ms. Corby was a Principal at BXM Holdings, Inc. from February 2011 to June 2013. In addition, Ms. Corby served on the board of directors of QCR Holdings, Inc., a public bank holding company, from 2012 to 2016. Since 2018, Ms. Corby has served on the board of directors of InnerWorkings, a marketing execution public

Byline Bancorp, Inc.  2020 Proxy Statement    25

Executive Officers

company. Prior to joining BXM Holdings, Inc., Ms. Corby was a Vice President in the investment banking group of Keefe, Bruyette & Woods, Inc., focused on mergers and acquisitions, capital markets transactions, complex recapitalizations and valuation activities for U.S. financial institutions. Ms. Corby received a bachelor's degree in Spanish, a bachelor of business administration in accounting and a master's degree in accounting from Southern Methodist University. Ms. Corby is also a registered Certified Public Accountant.

Donald J. Gibson Jr. (61) has served as Executive Vice President and General Counsel of Byline and Byline Bank since June 2019. Mr. Gibson joined Byline from MB Financial Bank, N.A., where he served as General Counsel since 2014. Prior to MB Financial Bank, Mr. Gibson was a partner at Chicago-based McGuireWoods, LLP, where he chaired the firm's community banking industry team. Before McGuireWoods, Mr. Gibson was a partner at Ross & Hardies, L.P., was a founding partner of Tatooles, Foley, Kluever & Gibson, and served as general counsel and assistant general counsel at Boulevard Bancorp, Inc. Mr. Gibson received his BA from Loyola University Chicago and a JD from Loyola University School of Law.

Michelle Johnson (39) has served as Chief Risk Officer of Byline Bank since October 2019. Ms. Johnson joined Byline Bank in 2015, as the Director of Operational Risk Management and assumed the role of Deputy Chief Risk Officer in 2018. She has spent the majority of her career in financial services, where she has held numerous roles including in the areas of enterprise risk, information security, and mergers and acquisitions. Ms. Johnson also served for ten years with the Army National Guard, as a Military Police Officer, and completed tours to both Iraq and Afghanistan. She received a B.A. from Illinois State University, a M.S.from Norwich University, and is a Certified Information Systems Security Professional (CISSP) and Certified Enterprise Risk Professional (CERP).

Brogan Ptacin (59) has been an Executive Vice President, Head of Commercial Banking for Byline Bank since January 2019. Prior to joining Byline, Mr. Ptacin served as a Managing Director of First Bank & Trust from 2009 until First Bank & Trust was acquired by Byline in 2018. Previously, Mr. Ptacin served as Executive Vice President of Midwest Bank & Trust, Executive Vice President of Royal American Bank, and Senior Vice President of American National Bank & Trust. Mr. Ptacin received an BSBA in Finance from Creighton University.

Succession Planning

Our Board of Directors oversees both emergency and long-term succession planning for our Chairman, CEO and other key roles within Byline. The succession plan is reviewed periodically to ensure a smooth transition in the event of a planned or unplanned vacancy in these positions. Succession planning for our executive officers other than the CEO is reviewed by the Board to identify potential successors and oversee their career development planning.

26    Byline Bancorp, Inc.  2020 Proxy Statement

Executive Compensation

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Introduction

The objective of our executive compensation program is to attract, retain, and motivate leaders who are committed to executing on our business strategy and creating long-term value for our stakeholders. To help us achieve these objectives, the Compensation Committee has designed an executive compensation program that consists of fixed and variable pay elements in the form of base salaries, annual cash and long-term equity incentives. The program is built on a foundation of best-in-class compensation governance practices and policies:

We link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.
We employ a variety of performance metrics to deter excessive risk-taking by eliminating any incentive focus on a single performance goal.
We have built in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance or leading indicators of future financial results.
We maintain stock ownership and retention guidelines for our executives and directors.
We grant equity awards that have "double-trigger" equity vesting provisions upon a change in control.
We do not provide significant perquisites.
We engage an independent compensation consultant.
We have a clawback policy.
We prohibit hedging and pledging of our stock by our directors and executive officers.

Byline Bancorp, Inc.  2020 Proxy Statement    27

Executive Compensation

In addition to the above, the table below summarizes what the Company does and does not do with respect to its compensation governance practices and demonstrates that the Company's practices are designed to encourage actions that are in the long-term interests of its stockholders.

What We Do	What We Don't Do

Pay for Performance

•

We base our annual incentive compensation programs on the achievement of corporate and individual performance measures that are tied directly to our business strategy.

•

We link a significant portion of compensation to performance using short-term (cash) and long-term (equity) compensation to encourage both proactivity and long-term sustainability.

Emphasize Long-term Performance

•

Equity programs reward performance over a three-year time horizon.

Equity Awards

•

We grant equity awards that have "double-trigger" equity vesting provisions upon a change in control.

Stock Ownership Commitment

•

Our stock ownership guideline policy ensures that our executive officers and directors own an appropriate amount of our common stock, which aligns their interests with our stockholders.

Clawbacks

•

Our policy requires the recoupment of any excess incentive compensation paid to our executive officers if we are required to restate our financial statements due to material noncompliance with any financial reporting requirement under applicable securities laws.

Risk Management

•

Our compensation plans are evaluated annually by our risk management professionals and our Compensation Committee, as part of its effort to ensure our compensation plans do not encourage imprudent risk taking.

•

We employ a variety of performance metrics to deter excessive risk-taking by elimination any incentive focus on a single performance goal.

•

We have built in appropriate levels of discretion to adjust incentive payouts if results are not aligned with credit quality, regulatory compliance, or leading indicators of future financial results.

Compensation Benchmarking

•

We use a defined peer group for benchmarking, and the Compensation Committee periodically reviews the peer group to ensure the peer companies remain relevant and appropriate.

Engage Independent Advisor

•

The Compensation Committee uses the services of an independent compensation consultant.

No Hedging or Pledging of Company Stock

•

We have a policy that prohibits all executive officers and directors from entering into any transaction designed to hedge or offset changes in the market value of our stock. The policy also prohibits holding our stock in a brokerage margin account or pledging our stock as collateral for a loan.

No Extensive Use of Employment Agreements

•

We limit the use of employment agreements to our CEO and CFO, and the President of our Small Business Capital business unit.

No Significant Perquisites

•

We do not provide significant perquisites to our executive officers.

No Golden Parachute Tax Gross-ups

•

We do not allow for tax gross-ups under employment agreements or other severance plans.

No Multi-year Compensation Guarantees.

•

Our employment agreements and compensation plans generally do not provide for any multi-year compensation guarantees, other than the retention agreements with Messrs. Beacon and Ptacin entered into in connection with our acquisition of First Evanston Bancorp.

No Unearned Dividends Paid

•

We accrue dividends on performance-based restricted stock awards during performance periods, but the dividends are not paid until the award vests.

28    Byline Bancorp, Inc.  2020 Proxy Statement

Executive Compensation

As we continue to grow, the Compensation Committee will review and adjust the design of the executive compensation program to ensure it remains aligned with our business objectives, talent strategy and market practices.

Summary Compensation Table

The named executive officers of Byline Bancorp, Inc. as of December 31, 2019, are

  •
  Alberto J. Paracchini, President and Chief Executive Officer,
  •
  Lindsay Corby, Executive Vice President and Chief Financial Officer,
  •
  Owen Beacom, Executive Vice President and Chief Credit Officer, and
  •
  Brogan Ptacin, Executive Vice President and Head of Commercial Banking.

The following summary compensation table presents compensation awarded in the fiscal years ended December 31, 2017, 2018 and 2019 to our named executive officers or paid to or accrued for those executive officers for services rendered during fiscal years 2017, 2018 and 2019, as applicable. All share and option information in this section reflects our reincorporation from Illinois to Delaware in connection with our initial public offering in 2017, and the resulting exchange of one share of Byline Bancorp, Inc. Delaware common stock for every five shares of Byline Bancorp, Inc. Illinois common stock.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards	Omnibus Incentive Plan Awards(2)	All Other Compensation(3)	Total

Alberto J. Paracchini	2019	$556,875	$254,250	—	$282,500	$12,409	$1,106,034
President and Chief	2018	491,667	216,654	—	222,151	12,196	942,668
Executive Officer	2017	450,000	225,000	—	201,800	35,288	912,088
Lindsay Corby	2019	$326,875	$126,127	—	$132,000	$11,356	$596,358
EVP and Chief Financial Officer	2018	301,667	119,842	—	114,012	11,139	546,660
	2017	285,000	114,000	—	151,350	28,386	578,736
				—	—
Owen Beacom(4)	2019	$359,000	$549,813	—	$32,310	$27,956	$969,079
EVP and Chief Credit Officer	2018	209,417	327,297	—	—	21,202	557,916
Brogan Ptacin(4)	2019	$315,750	$405,316	—	$110,513	$33,604	$865,183
EVP and Head of Commercial Banking	2018	184,188	259,837	—	313,345	10,951	768,320

(1)
The amounts in this column represent earned annual cash incentive awards under the Byline Executive Incentive Plan. For Messrs. Beacom and Ptacin, the amounts also include retention bonuses paid during 2018 and 2019 pursuant to their Retention Agreements entered into in connection with the Company's acquisition of First Evanston Bancorp, Inc.
(2)
Represents the dollar value of shares of restricted stock that were awarded under the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan. Shares awarded in 2019 were based on executives' performance during 2018. 50% of the shares vest one-third on each of the first, second and third anniversaries of the grant date. The remaining 50% of the shares granted are subject to the achievement of the Performance Goals during the Performance Period beginning on January 1, 2019, and ending on December 31, 2021. The number of shares which may be earned under the award is dependent upon the Company's return on average assets, weighted equally, over a three-year period ending December 31, 2021, measured against a peer group consisting of publicly-traded bank holding companies. Results will be measured cumulatively at the end of the three years. Any earned shares will vest on the third anniversary of the grant date. Mr. Ptacin's award granted in 2018 was a deferred compensation award pursuant to the merger of First Bank & Trust Evanston and Byline Bank. The shares vest one-quarter on each of the first, second, third and fourth anniversaries of the Grant Date.
(3)
The items comprising "All Other Compensation" for 2019 are as follows:

Name	Perquisites and Other Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	Total

Alberto J. Paracchini	$—	$11,200	$1,209	$12,409
Lindsay Corby	—	11,200	156	11,356
Owen Beacom	16,584	11,200	172	27,956
Brogan Ptacin	22,252	11,200	152	33,604

  (a)
  Reflects auto allowances and country club dues.
  (b)
  Reflects Company contributions under the Byline Bancorp 401(K) Plan consistent with company policies for all Byline employees.
  (c)
  Reflects life insurance premiums paid for the benefit of each of our named executive officers that result in imputed income attributable to the officer consistent with company policy for all Byline employees.
(4)
Messrs. Beacom and Ptacin joined the Company in May, 2018 in connection with the Company's acquisition of First Evanston Bancorp, Inc. They were appointed as executive officers during 2019.

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Executive Compensation

Narrative Disclosure to Summary Compensation Table

    Base salary

Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. The total base salaries earned by our named executive officers in fiscal years 2017, 2018 and 2019 are disclosed in the Summary Compensation Table above.

Base salaries for our named executive officers are reviewed annually by the Compensation Committee. Mr. Paracchini's and Ms. Corby's base salary is established pursuant to their employment agreement with Byline Bank, as described under "Employment agreements with Mr. Paracchini and Ms. Corby" below, but is subject to review and approval of the Compensation Committee.

    Annual incentive

Our named executive officers participate in Byline's Executive Incentive Plan, which was adopted by the Company in 2014 and is an annual incentive plan under which earned awards are determined following the end of each year based on corporate and individual achievement during the year. Results are assessed against performance goals and targets that are established for the fiscal year; for Mr. Paracchini and Ms. Corby, for each of 2017, 2018 and 2019, corporate goals were weighted 70% and individual performance goals were weighted 30%. Mr. Ptacin began participating in the Executive Incentive Plan in 2018 and Mr. Beacom began participating in 2019. For each of 2018 and 2019, named executive officers can earn up to a maximum of 150% of their target annual incentive awards and annual incentive awards may be as low as 0% if the Company's performance target is not met. The Compensation Committee has discretion to adjust awards in light of credit quality, regulatory compliance and financial result deemed relevant. Executives must be employed on the date of payment in order to receive payment of an earned award.

For 2019, the corporate scorecard measures included four categories of metrics: Profitability (40%), Loan Quality/Operational Soundness (30%); Expense Management and Profitability (20%) and Growth (10%). In addition, the Company must meet a threshold of equal to or greater than 90% of budgeted net income to trigger an award payout under the Executive Incentive Plan.

In 2019, target annual cash incentives under the Executive Incentive Plan for each of our named executive officers were a percentage of the named executive officer's base salary. The following table presents each named executive officer's annual incentive opportunity, percentage of goal achievement and award payout under the Executive Incentive Plan.

Named Executive Officer	Target as a % of Base Salary	% Goal Achievement	Award Payout

Alberto J. Paracchini	55%	82%	$254,250
President and Chief Executive Officer
Lindsay Corby	40%	96%	$126,127
EVP and Chief Financial Officer
Brogan Ptacin	30%	101%	$111,232
EVP and Head of Commercial Banking
Owen Beacom	25%	95%	$85,219
EVP and Chief Credit Officer

    Long-term incentive

The named executive officers participate in a Long-term Incentive Program ("LTIP") that provides a variable pay opportunity through a combination of performance shares and restricted shares. The program is designed to reinforce the long-term alignment of the Company's executives with the interests of our stockholders. Performance

30    Byline Bancorp, Inc.  2020 Proxy Statement

Executive Compensation

shares are intended to strengthen our pay-for-performance philosophy while time-vested restricted shares are granted to promote share ownership and executive retention.

All awards under the LTIP are granted through the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan. The following table presents each named executive officer's annual long-term incentive target:

Named Executive Officer	Target as a % of Base Salary	# of Performance-Vesting Restricted Shares(1)	# of Time-Vesting Restricted Shares(1)

Alberto J. Paracchini	55%	$155,375	$155,375
President and Chief Executive Officer
Lindsay Corby	40%	$66,000	$66,000
EVP and Chief Financial Officer
Brogan Ptacin	35%	$47,363	$47,363
EVP and Head of Commercial Banking
Owen Beacom	9%	$16,155	$16,155
EVP and Chief Credit Officer

(1)
The number of shares granted is determined by the closing share price on the date of the grant.
  •
  Time-based Restricted Shares—50% of the shares are awarded with a service-based vesting schedule. Awards vest equally over three years on the anniversaries of the grant date. Awards vest automatically upon 1) death, 2) termination of employment due to disability and 3) termination upon the completion of a change-in-control.

  •
  Performance Shares—50% of the shares are awarded with performance-based vesting criteria. Vesting is dependent on the achievement of specified goals and is generally measured at the end of a three-year performance period ("Performance Period"). At the end of the Performance Period, the Committee will determine the level of goal attainment and determine the number of performance shares that actually vest.

Unless stated otherwise in the award agreement, upon 1) death, 2) termination of employment due to disability and 3) retirement, the Participant receives an award based on actual performance at the end of the Performance Period, prorated for the period of time in which the Participant was actively employed. Awards continue to vest upon a change-in-control if the successor entity assumes the existing awards. If a Participant is terminated within one year of the completion of a change-in-control, performance shares vest at target-level performance, without proration. Similarly, if the successor entity does not assume the existing awards, the performance shares vest at target-level performance, without proration.

Return on assets (ROA), defined as net income as a percent of average assets, was approved by the Compensation Committee as the Corporate metric for the 2019—2021 LTIP. For this Performance Period, earned awards will vest at the end of the Performance Period, based on relative ROA using an index of banks that are 50% to 200% the size of Byline. Performance will be measured at the end of the Performance Period. Threshold, target and superior performance levels are set at the 25th, 50th and 75th percentiles of the peer index, respectively.

Our named executive officers may earn 25% of their target opportunity for threshold-level performance and up to 125% of their target opportunity (2019 goal) and 150% of their target opportunity (2019—2021 goal) for superior-level performance. Amounts between threshold and superior are interpolated to reward incremental achievement and no amounts are paid with respect to a particular performance metric if actual results are below threshold.

Adjustment to Compensation Metrics

The Board of Directors and the Compensation Committee are actively monitoring the effects of the COVID-19 pandemic on the economy, the equity trading markets (including, in particular, the value of equity securities of financial institutions) and our operations and future results. In light of these developments, the Compensation Committee will evaluate the actual and potential effects on our business results, financial condition and stockholder value. Performance goals and the incentives associated with our executive and management compensation and

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Executive Compensation

incentive plans and our 2020 equity incentive awards may be re-evaluated during 2020. Any material changes will be disclosed in accordance with applicable disclosure obligations.

IPO Awards

In connection with our Initial Public Offering ("IPO") in 2017, the Board of Directors approved the award of a one-time grant of 58,900 restricted shares under the Byline Bancorp, Inc. 2017 Omnibus Incentive Compensation Plan to certain key employees, including Mr. Paracchini and Ms. Corby, upon the completion of the IPO. Mr. Paracchini received an award of 10,000 restricted shares (valued at $201,800) and Ms. Corby received an award of 7,500 restricted shares (valued at $151,350).

The award agreements for the IPO awards provide that 100% of the restricted shares will cliff vest on the third anniversary of the grant date, subject to continued employment. On a termination of employment by reason of death or disability or a change in control, the restricted shares will vest in full and all transfer restrictions will immediately lapse.

Stock Options Awarded Under the Byline Bancorp Equity Incentive Plan

In March 2015, the Board of Directors approved the Byline Bancorp Equity Incentive Plan (the "Byline Equity Plan"). In June 2017, the Board of Directors terminated the Byline Equity Plan in connection with our July 2017 IPO, such that no new awards may be made under the Byline Equity Plan. Awards previously granted under the Byline Equity Plan, however, remain outstanding. The Byline Equity Plan is administered by the Compensation Committee. Prior to the plan's termination, the Compensation Committee had discretion to grant stock options under the Byline Equity Plan to eligible employees, non-employee members of the Board of Directors or other persons having a service relationship with the Company.

Mr. Paracchini and Ms. Corby were each granted awards of stock options under the Byline Equity Plan on June 26, 2015 in the following amounts: 428,988 options for Mr. Paracchini, and 97,496 options for Ms. Corby. The option awards were divided into equal amounts of time-vested options and performance-based options, based on the achievement of multiple performance criteria. Upon the achievement of the applicable performance criteria, the performance-based options were treated as time-vested options. As of December 31, 2017, all of the time-vested options and the performance-based options granted to Mr. Paracchini and Ms. Corby under the Byline Equity Plan were fully vested.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2019, our named executive officers held outstanding equity-based awards of the Company as listed in the table below.

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Exercise Date(2)	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Number of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Alberto J. Paracchini	6/26/2015	428,988	—	—	$11.18	6/26/2025	7/6/2017	10,000	195,700	—	—
							4/23/2018	3,228	63,172	—	—
							4/23/2018	—	—	4,842	94,758
							4/2/2019	5,684	111,236	—	—
							4/2/2019	—	—	5,684	111,236
Lindsay Corby	6/26/2015	97,496	—	—	$11.18	6/26/2025	7/6/2017	7,500	146,775	—	—
							4/23/2018	1,656	32,408	—	—
							4/23/2018	—	—	2,485	48,631
							4/2/2019	3,201	62,644	—	—
							4/2/2019	—	—	3,201	62,644
Owen Beacom	5/31/2018	28,350	—	—	$11.65	12/16/2024	4/2/2019	942	18,435	—	—
	5/31/2018	33,075	—	—	$11.65	12/15/2025
	5/31/2018	28,350	—	—	$10.59	12/17/2023
	5/31/2018	23,625	—	—	$10.59	12/19/2022
	5/31/2018	18,900	—	—	$12.70	12/20/0226
	5/31/2018	28,350	—	—	$10.59	12/20/2021
	5/31/2018	23,625	—	—	$10.59	12/21/2020
Brogan Ptacin	5/31/2018	9,450	—	—	$10.59	12/21/2020	4/2/2019	2,800	56,753	—	—
	5/31/2018	9,450	—	—	$10.59	12/20/2021	4/2/2019	—	—	2,800	56,753
	5/31/2018	9,450	—	—	$10.59	12/17/2023
	5/31/2018	11,812	—	—	$11.65	12/16/2024
	5/31/2018	11,812	—	—	$11.65	12/15/2025
	5/31/2018	9,450	—	—	$12.70	12/20/2026

(1)
These options were granted pursuant to the Byline Equity Plan and were earned based on the achievement of performance goals, as described under "Stock Options awarded under the Byline Bancorp Equity Incentive Plan" above and, except with respect to certain qualifying terminations, the participant's continued employment on the date of such achievement.
(2)
The options may expire earlier than the expiration date listed in the case of termination of employment, a participant's breach of their Agreement to Protect Company Interests or a change in control.

Employment Agreements with Mr. Paracchini and Ms. Corby

Byline Bank previously entered into an employment agreement with Mr. Paracchini, which became effective on January 21, 2016. Byline Bancorp, Inc. and Byline Bank also entered into an employment agreement with Ms. Corby, which became effective on August 7, 2019. Mr. Paracchini's agreement is for an initial term of three years and the initial term of Ms. Corby's agreement runs until the third anniversary of acceptance of the Agreement. Each agreement also includes automatic one year extensions at the end of each year following the initial term unless notice of termination is provided. Mr. Paracchini's agreement automatically renewed for an additional year in January of 2020. During the term of their respective agreements, Mr. Paracchini serves as President and Chief Executive Officer, reporting to the Board of Directors of Byline Bank, and Ms. Corby serves as Chief Financial Officer of Byline and Byline Bank, reporting to the Chief Executive Officer. Material terms of the employment agreements include: for Mr. Paracchini, an annual base salary of $350,000 (which has since been increased and is $615,000 as of February 16, 2020), participation in the Executive Incentive Plan, with a target annual bonus of 55% of his annual base salary, and participation in the Byline Equity Plan; and for Ms. Corby, an annual base salary of $300,000, which has since been increased and is $360,000 as of February 16, 2020, participation in the Executive Incentive Plan with a target annual bonus of 40% of her annual base salary, and participation in Byline's long term incentive program.

Mr. Paracchini's and Ms. Corby's employment agreements also include severance benefits that are, in each case, subject to signing a release. If we terminate the executive without "cause" (and not due to disability) or the executive resigns for "good reason", the executive will be entitled to, in addition to any accrued but unpaid

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Executive Compensation

compensation or benefits and any unpaid bonus earned under the Executive Incentive Plan with respect to any fiscal year ending on or preceding the date of termination: (1) one and a half times (for Mr. Paracchini) or one times (for Ms. Corby) the sum of: (A) the then current annual base salary, and (B) the excess of the applicable COBRA premiums for health, dental and vision benefits on the date of termination (provided that he or she elects COBRA continuation coverage) over the amount of health, dental and vision premiums charged to active employees of Byline for like coverage on the date of termination (the "COBRA Benefits"), payable in cash in installments over 18 months (for Mr. Paracchini) or 12 months (for Ms. Corby) following termination of employment, and (2) a pro rata bonus under the Executive Incentive Plan for the year of termination based on actual performance and paid following the end of the fiscal year. In the event the executive is terminated without "cause" (and not due to disability) or the executive voluntarily resigns for "good reason" within two years (for Mr. Paracchini) or one year (for Ms. Corby) following a "change in control" (as defined in the applicable agreement), he or she will be entitled to: (1) the accrued amounts and any unpaid Executive Incentive Plan bonus; (2) a pro rata bonus under the Executive Incentive Plan; and (3) two times (for Ms. Corby) and one and a half times (for Mr. Paracchini) the sum of: (a) the then current annual base salary, plus (b) the higher of the two immediately preceding completed fiscal years' earned bonuses, plus (c) the COBRA benefits, payable in a lump sum within 15 days after the executive's signed release becomes effective. In the event of a "special change in control" (for Mr. Paracchini, as defined in his agreement), regardless of whether employment is terminated, Mr. Paracchini is entitled to each of the severance payments described above for a qualifying termination following a "change in control" with such pro rata bonus being paid based on achievement of applicable performance goals through the date of the "special change in control" (as opposed to through the end of the fiscal year).

"Cause" generally means: (1) willful and continued failure to perform substantially your duties; (2) willfully engaging in illegal conduct, an act of dishonesty or gross misconduct related to the performance of your duties and responsibilities; (3) being charged with a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; (4) willful violation of a material requirement of any applicable code of ethics or standards of conduct of Byline or Byline Bank, or violation of a fiduciary duty; or (5) a breach of the Agreement Protecting Company Interests.

"Good reason" generally means: (1) any material reduction in base salary; (2) any material adverse change in title, position, authority, reporting relationships or duties; (3) the requirement to relocate the principal place of employment to a location in excess of thirty five (35) miles from his principal work location (for Mr. Paracchini) or fifty (50) miles (for Ms. Corby); or (4) the failure to nominate to, or removal from, the Board of Directors of Byline Bank (for Mr. Paracchini).

Each employment agreement also provides that in the event employment terminates due to death or Disability (as such term is defined in the agreements), Mr. Paracchini or Ms. Corby, as the case may be, or their respective estates, would be entitled to receive, in addition to any accrued amounts, any unpaid bonus earned under the Executive Incentive Plan with respect to any fiscal year ending on or preceding the date of termination and a pro rata portion of his or her Executive Incentive Plan bonus for the fiscal year in which the termination occurs, payable at the time that such bonuses are paid to other senior executives for such year. In addition, with respect to Mr. Paracchini and Ms. Corby, in the event of his or her death, his or her beneficiary would be entitled to a lump sum cash amount equal to 200% of his or her base salary but not exceeding $750,000, which benefit may be provided through the purchase of a life insurance policy.

As a condition to their respective employment agreements, Mr. Paracchini and Ms. Corby entered into an Agreement Protecting Company Interests with Byline and Byline Bank. The Agreement Protecting Company Interests contains (1) a confidentiality provision regarding the use and disclosure of confidential information during the term of employment and after, (2) a customer and employee non solicit during employment for eighteen (18) months following termination of employment (for Mr. Paracchini) and twelve (12) months (for Ms. Corby), and (3) assignment of inventions and non-disparagement provisions.

Retention Agreements with Mr. Beacom and Mr. Ptacin

In connection with our acquisition of First Evanston Bancorp, Inc. in 2018, we entered into retention agreements with each of Mr. Beacom and Mr. Ptacin, pursuant to which, in consideration of the termination of each executive's change in control agreement previously entered into with First Evanston Bancorp as well as his efforts in the interest of the long-term success of Byline following the merger, we agreed to pay $588,169 to Mr. Beacom and

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Executive Compensation

$929,186 to Mt. Ptacin in four equal payments over a two-year period beginning in November 2018 and ending in May 2020. In connection with entering into the Retention Agreements, each executive was also required to enter into Byline's Agreement Protecting Company Interests.

Change in Control Severance Agreement with Mr. Ptacin

Also in connection with our acquisition of First Evanston Bancorp, Inc. in 2018, we entered into an agreement with Mr. Ptacin pursuant to which we agreed to pay him severance of $500,000 in the event his employment is terminated by the Bank without cause (as defined in the agreement) or if Mr. Ptacin resigns for Good Reason (as defined in the agreement) at any time on or within one year after a Change in Control (as defined in the agreement) (the "Change in Control Severance Benefit").

Payment of the Change in Control Severance Benefit to Mr. Ptacin is subject to compliance by him with certain provisions of the agreement, including certain confidentiality and restrictive covenant obligations, delivery of an executed general release of claims, and his resignation from all positions with the Bank and its affiliates, and is payable in substantially equal payments over a period of 12 months following his termination. To the extent Mr. Ptacin is otherwise entitled to any cash severance payments or severance benefits (other than retention bonuses) pursuant to any other agreement, plan or arrangement with or maintained by us, he will only be entitled to the Change in Control Severance Benefit in lieu of any such other severance payments or benefits.

Savings and Retirement Plans

Byline maintains the Byline Bancorp, Inc. 401(k) Plan (the "401(k) Plan"), which is a tax qualified defined contribution savings plan for all eligible employees of Byline, including each of our named executive officers. Under the 401(k) Plan, eligible employees may contribute up to 90% of their pay (subject to Internal Revenue Service limitations) to the 401(k) Plan. Contributions are withheld by payroll deductions on a pre-tax basis. Byline matches 100% of the first 3% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan and 50% of the next 2% of the pay that an employee contributes on a pre-tax basis to the 401(k) Plan.

Stock Ownership and Retention Guidelines

Overview.    In an effort to align the financial interests of our executive officers and directors with those of our stockholders and to promote our long-term business objectives, our directors and executive officers are subject to certain stock ownership and retention requirements pursuant to guidelines established by our Board and administered by the Compensation Committee.

Under these ownership guidelines, our non-employee directors, CEO and other executive officers are expected to accumulate shares of our common stock to meet the applicable ownership level within five years of their election or appointment. It is expected that they will acquire the required ownership level by retaining ownership of their equity compensation from the Company. Until the required level is achieved, the individual must retain at least 50% of his or her vested full value shares received as equity compensation.

Minimum Ownership Guidelines Applicable to Our Executive Officers.    Under the guidelines, our CEO is expected to own a minimum number of shares of our common stock with an aggregate value equal to three times his base salary. Our other executive officers are required to own a minimum number of shares of our common stock with an aggregate value equal to one time their base salary

Minimum Ownership Guidelines Applicable to Our Directors.    Directors are required to own a minimum number of shares of our common stock with an aggregate value equal to three times the amount of the Board cash retainer.

Incentive Repayment (Clawback) Policy

We have a clawback policy that, in the event of a restatement of our financial statements to correct a material non-compliance with any applicable financial reporting requirement, allows the Compensation Committee to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer during the three-year period prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results

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Executive Compensation

if the Compensation Committee determines that the executive engaged in intentional fraud or gross misconduct or was otherwise directly or indirectly responsible for the restatement.

Hedging and Pledging Policy

Consistent with our Board's belief that significant stock ownership by directors and executive officers strengthens the alignment of their interests with our stockholders and promotes our long-term business objectives, we do not permit our directors and executive officers to enter into hedging and monetization transactions or to engage in short sale transactions in the Company's securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company's performance and, consequently impair their alignment with our stockholders' interests.

We also do not permit our directors and executive officers to enter into pledge arrangements involving their shares of our common stock. We believe such arrangements present a risk that the individual could be pressured or forced to sell our stock to meet loan requirements, which we believe would be inconsistent with our belief in aligning their interests with long-term stockholder interests, and potentially could cause us reputational harm and violate internal policies regarding transacting in our stock when such person is aware of material nonpublic information or otherwise prohibited from trading in our stock.

36    Byline Bancorp, Inc.  2020 Proxy Statement

Certain Relationships and Related Transactions

Byline or one of its subsidiaries may occasionally enter into transactions with certain "related persons". Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons as "related party transactions".

Related Party Transaction Policy

Our Board of Directors has adopted a written policy governing the review and approval of transactions with related parties that will or may be expected to exceed $120,000 in any fiscal year. The policy provides that related party transactions are reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination by our Audit Committee that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in our best interests, whether it involves a conflict of interest and the commercial reasonableness of the transaction. In the event that we become aware of a related party transaction that was not approved under the policy before it was entered into, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain decisions and transactions are not subject to the related party transaction approval policy, including: (i) decisions on compensation or benefits relating to directors or executive officers and (ii) indebtedness to us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features.

A copy of the related party transaction policy is available on our website at www.bylinebancorp.com under the "Governance Documents" tab.

Related Party Transactions

In the ordinary course of our business, we have engaged and expect to continue engaging through our bank in ordinary banking transactions with our directors, executive officers, their immediate family members and companies in which they may have a 5% or more beneficial ownership interest, including loans to such persons. Any such loan was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time such loan was made as loans made to persons who were not related to us. These loans do not involve more than the normal credit collection risk and do not present any other unfavorable features to us.

Foreign National Commitments

Certain of our stockholders are foreign nationals, and we and certain of these foreign national stockholders have entered into commitments with the Federal Reserve that restrict our ability to engage in certain business transactions without the consent of the Federal Reserve. In particular, subject to certain limited exceptions, we are not permitted to engage in or be a party to any business transaction or relationship with a company that is controlled by these foreign national stockholders or by their immediate families. In addition, Byline Bank is not permitted to engage in or be a party to any extension of credit, as defined in the Federal Reserve's Regulation O, to these foreign national stockholders, their immediate families or any company controlled by these foreign national stockholders. Byline Bank is also not permitted to engage in or be a party to any covered transaction, as defined in the Federal Reserve Act and the Federal Reserve's Regulation W, with any company that is controlled by these foreign national stockholders.

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Stockholder Proposals

The matters to be considered and brought before any annual or special meeting of Byline's stockholders shall be limited to only those matters as shall be brought properly before such meeting in compliance with the procedures set forth in Byline's bylaws. For proposals to be brought by a Byline stockholder and voted upon at an annual meeting, including with respect to the nomination of a director, the stockholder must file written notice of the proposal to Byline's secretary not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. However, if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends within 60 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), the stockholder's notice shall be given in the manner provided in Byline's bylaws by the later of the close of business on (1) the date 90 days prior to such Other Meeting Date or (2) the 10th day following the date such Other Meeting Date is first publicly announced or disclosed. In the event that the number of directors to be elected to the Board of Directors is increased and either all of the nominees for director or the size of the increased Board is not publicly announced or disclosed by Byline at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to Byline's Secretary not later than the close of business on the 10th day following the first date all of such nominees or the size of the increased Board is publicly announced or disclosed. The stockholder's notice to the secretary must include, among other things set forth in Byline's bylaws: (a) a brief description and the text of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on Byline's books, of the stockholder proposing such business; (c) the number of shares of Byline's common stock or other equity or debt securities beneficially owned by such stockholder on the date of such stockholder's notice; and (d) any financial or other interest of such stockholder in the proposal. Stockholders should refer to the full text of our advance notice provisions contained in Section 1.12 of our Amended and Restated By-Laws.

Written notice of stockholder proposals to be brought at Byline's 2021 Annual Meeting of Stockholders in accordance with the above procedures must be delivered to Byline's secretary no earlier than February 9, 2021 and no later than March 11, 2021, unless an Other Meeting Date occurs with respect to the 2021 Annual Meeting, in which case the notice delivery requirements will be as set forth above with respect to meetings with Other Meeting Dates.

In lieu of the foregoing notice procedures, stockholders seeking to submit a proposal for inclusion in our proxy statement for the 2021 Annual Meeting must follow the procedures and meet the other requirements outlined in Rule 14a-8 of the Exchange Act, and we must receive such proposal at our principal executive offices on or before December 30, 2020.

Any proposals, notices or nominations must be sent to the Office of the Corporate Secretary, Byline Bancorp, Inc., 180 North LaSalle Street, Suite 300, Chicago, Illinois 60601. A copy of our By-laws is available upon written request to the Corporate Secretary at the address noted above. Additionally, a copy of our By-laws, which we included as an exhibit to our Form S-1 filed with the SEC on June 19, 2017, can be accessed through the SEC's website at www.sec.gov.

38    Byline Bancorp, Inc.  2020 Proxy Statement

Delivery of Documents to Stockholders Sharing an Address

The SEC's proxy rules permit companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement and annual report with separate proxy cards to those stockholders. This method of delivery, often referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. We are not householding materials for our registered stockholders in connection with the Annual Meeting; however, we understand that certain intermediaries will household our proxy materials.

If a brokerage, bank or other nominee holds your shares, this means that only one Proxy Statement and annual report will be delivered to multiple stockholders sharing an address. Any stockholder residing at such an address who would like to receive an individual copy of the materials, or who is receiving multiple copies of our Proxy Statement and Annual Report and would prefer to receive a single copy in the future, may contact Broadridge, Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (866) 540-7095. Be sure to include your name, the name of your brokerage firm and your account number.

Other Matters

Upon written request addressed to our Corporate Secretary at Byline Bancorp, Inc., 180 North LaSalle Street, 3rd Floor, Chicago, Illinois 60601 from any person solicited herein, we will provide, at no cost, a copy of our 2019 Annual Report on Form 10-K as filed with the SEC.

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

By Order of the Board of Directors,

Roberto R. Herencia Chairman of the Board
April 29, 2020

Byline Bancorp, Inc.  2020 Proxy Statement    39

ANNUAL MEETING OF STOCKHOLDERS OF BYLINE BANCORP, June 9, 2020 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. 060920 20930000000000000000 3 FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. O PHILLIP R. CABRERA FOR ALL NOMINEES come before the Annual Meeting. This proxy when properly executed will be voted as directed THE NOMINEES in Proposal 1 and FOR Proposal 2. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF NINE DIRECTORS OF THE COMPANY: FOR NOMINEES: O ANTONIO DEL VALLE PEROCHENA WITHHOLD AUTHORITYO ROBERTO R. HERENCIA FOR ALL NOMINEESO MARY JO S. HERSETH O STEVEN P. KENT FOR ALL EXCEPTO WILLIAM G. KISTNER (See instructions below)O ALBERTO J. PARACCHINI O STEVEN M. RULL O ROBERT R. YOHANAN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING In their discretion, the proxies are authorized to vote upon such other business as may properly herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. WHERE A CHOICE IS NOT SPECIFIED, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of StockholderDate: COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 BYLINE BANCORP, INC. Proxy for Annual Meeting of Stockholders on June 9, 2020 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Alberto J. Paracchini and Lindsay Corby, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Byline Bancorp, Inc., to be held on June 9, 2020 at 8:30 a.m. Central Time at 180 N. LaSalle St., Suite 300, Chicago, Illinois, 60601, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1